Exhibit 99.1

Danimer Scientific Announces $15 Million Registered Direct Offering

Bainbridge, Georgia – March 20, 2024 – Danimer Scientific, Inc. (NYSE: DNMR) (the “Company” or “Danimer Scientific”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, today announced that it has entered into a definitive agreement for the purchase and sale of 15,000,000 shares of common stock (or common stock equivalent in lieu thereof) at a purchase price of $1.00 per share (or per common stock equivalent in lieu thereof) and accompanying warrants to purchase up to an aggregate of 15,000,000 shares of common stock in a registered direct offering. The warrants have an exercise price of $1.33 per share, will be exercisable commencing six months from the date of issuance and will expire five and one-half years following the date of issuance. The closing of the offering is expected to occur on or about March 25, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $15 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The common stock (or common stock equivalent in lieu thereof) and warrants described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267074) that was declared effective by the Securities and Exchange Commission (the “SEC”) on September 7, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the registered direct offering may be obtained, when available, by contacting Roth Capital Partners, LLC 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, by phone at (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s estimated preliminary fourth quarter and full-year 2023 results and our expectations for our future and operational performance. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, our ability to complete the equity offering on the proposed terms, or at all; our expectations related to the use of proceeds from the equity offering; the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact on our business, operations and financial results from the ongoing conflict in Ukraine; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Blake Chamblee

Phone: 770-337-6570

ir@danimer.com

Media

Richard Ivey

Phone: 229-254-7688

rivey@danimer.com